UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2018

POWIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number Identification No.	IRS Employer

20550 SW 115th Ave. Tualatin, OR	97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Emerging Growth Company    ☐

Explanatory Note
The amended report on Form 8-K is filed to correct the name of the Company’s second-tier subsidiary to Powin Energy (Ningbo) Co., Ltd.

Section 2-	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

In January 2018, the Company formed Powin China Holdings 1, LLC, an Oregon limited liability company (“Powin China 1”).  In March 2018,  Powin Energy (Ningbo) Co., Ltd (“Powin Ningbo”) was established in the People’s Republic of China as a subsidiary of Powin China 1.

Effective March 13, 2018, Powin Ningbo issued its Promissory Note to Joseph Lu in the principal amount of 3,700,000 RMB (US$ 588,000.00) in consideration of Mr. Lu advancing funds to Powin Ningbo for a deposit on a land purchase in Ningbo Yuyao, China. The land will be the site for the construction of a battery manufacturing facility.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN ENERGY CORPORATION

Dated: April 13, 2018	By: /s/ Joseph Lu Chief Executive Officer